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                                                                   Exhibit 10.19

                             EMPLOYMENT AGREEMENT


Parties:       Global Sports, Inc.,
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               a Delaware corporation ("Employer")
               1075 First Avenue
               King of Prussia, PA  19406

               Steven C. Davis ("Executive")
               111 Arabian Road
               Schwenksville, PA  19473

Date:          January 10, 2000
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Background:  Employer and its subsidiaries are in the business of selling
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sporting goods over the Internet (the "Business").  Employer desires to employ
Executive, and Executive desires to accept such employment, on the terms and conditions stated below.

     intending to be legally bound, and in consideration of the mutual agreements stated below, Executive and Employer agree as follows:

     1.   Employment and Term.   Employer hereby employs Executive, and
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Executive accepts such employment, subject to all of the terms and conditions of this Agreement, for a term of five (5) years beginning on January 10, 1999 and ending on December 31, 2004, unless sooner terminated in accordance with other provisions hereof.

     2.   Position and Duties.  Executive shall serve as Senior Vice President
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Marketing and in such capacity shall have supervision and control over, and responsibility for, formulating and directing Employer's overall marketing strategy and overseeing the execution of all marketing programs. Executive shall report to, and be subject to the direction of, Employer's Executive Vice President of E-Commerce. Executive shall also have such other responsibilities and duties consistent with his present duties and current position with Employer, as may from time to time be prescribed by Employer's Executive Vice President of E-Commerce, Chief Executive Officer or Board of Directors. Executive shall devote all of his working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Employer.

     3.   Place of Employment.  Executive's principal place of employment will
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be at the Employer's principal executive office located at 1075 First Avenue,
King of Prussia, PA, or at such other location as the Employer shall specify.

     4.   Compensation, Benefits and Expenses.
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          4.1  Compensation.   Employer shall pay to Executive a minimum annual
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base salary ("Base Salary") in the amount of One Hundred Fifty Thousand Dollars
($150,000), payable in accordance with Employer's normal payroll practices. The Base Salary shall be reviewed annually by Employer and shall be subject to annual increases of at least five (5%) percent and otherwise in accordance with Employer's annual performance review procedures.

          4.2  Bonuses.   In addition to his Base Salary, for each year of this
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Agreement, Executive shall be eligible to receive an incentive bonus in an amount not greater than 20% of the Base Salary, as determined by Employer's Executive Vice President of E-Commerce or Chief Executive Officer.

          4.3  Option Award.  Executive shall be granted an option award (the
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"Option Award") under Employer's 1996 Equity Incentive Plan (the "Plan") to purchase up to Forty Thousand (40,000) shares of Employer's common stock at an exercise price equal to the fair market value (determined by the closing sale price) of the underlying common stock on the later of: (i) the date that Executive commences employment with Employer, and (ii) the date on which the grant of the Option Award is approved by Employer's Board of Directors. The Option Award shall vest as follows: Ten Thousand (10,000) shares on each of January 10, 2001, January 10, 2002, January 10, 2003 and January 10, 2004. The complete terms and conditions of the Option Award shall be set forth in an Option Grant Letter (the "Option Grant Letter").

          4.4  Benefits.   Executive shall be entitled to participate and shall
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be included in all equity incentive, stock option, stock purchase, profit sharing, savings, bonus, health insurance, life insurance, group insurance, disability insurance, pension, retirement and other benefit plans or programs of Employer now existing, or established hereafter, and offered to its senior management, subject to the terms and provisions thereof. In addition, Employer shall provide Executive with the following other benefits at Employer's expense:
(i) automobile allowance not the exceed $500 per month, which includes automobile insurance, and (ii) cell phone and cell phone account.

          4.5  Vacation.   Executive shall be paid for and be entitled to all
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holidays as are generally permitted to employees of Employer and three (3) weeks paid vacation per annum, commencing the first year of the Agreement; provided, however, commencing the second year of the Agreement, Executive may not take more than one week of vacation at a time.

          4.6  Expenses.   Employer shall reimburse Executive for all actual,
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ordinary, necessary and reasonable expenses incurred by Executive in the course of his performance of services hereunder. Executive shall properly account for all such expenses.

          4.7  Relocation and Interim Housing Allowance.  Executive agrees to
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relocate to the King of Prussia, Pennsylvania area and, provided that Executive does so, Employer shall, upon presentation of acceptable proof of payment, reimburse Executive for the following costs

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incurred by Executive in connection with Executive's relocation, not to exceed a total of $45,000.00: (i) interim housing expenses incurred prior to Executive's relocation; (ii) moving expenses; (iii) interim personal travel for Executive and Executive's fiancee between Executive's present home in Alabama and King of Prussia, Pennsylvania prior to Executive's relocation to the King of Prussia, Pennsylvania area; (iv) real estate commissions and transfer taxes on the sale of Executive's present home in Alabama and the purchase of a new home; (v) interim storage; and (vi) mortgage points.

     5.   Termination.
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          5.1  Termination by Death.   If Executive dies, then this Agreement
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shall terminate immediately, and Executive's rights to compensation and benefits hereunder shall terminate as of the date of death, except that Executive's heirs, personal representatives or estate shall be entitled to any unpaid portion of Executive's salary, accrued benefits up to the date of termination and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans or programs.

          5.2  Termination by Disability.   If Executive becomes totally
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disabled, Executive shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of six (6) months following the Onset of Disability (as defined in this Section 5.2). Any amounts due to Executive under this Section 5.2 shall be reduced, dollar-for-dollar, by any amounts received by Executive under any disability insurance policy or plan provided to Executive by Employer. "Onset of Disability" means the first day on which Executive shall be unable to attend to the regular affairs of Employer on a full time basis by reason of physical or mental incapacity, sickness or infirmity. If Executive's disability continues for more than six (6) consecutive months after the Onset of Disability or for periods aggregating more than six (6) months during any twenty-four (24) month period, then Employer may, upon thirty (30) days prior written notice, terminate Executive's employment, and Executive's rights to compensation and benefits hereunder, except that Executive shall be entitled to any unpaid portion of his salary, accrued benefits up to the date of termination and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans or programs.

          5.3  Termination for Cause.   Employer may, upon written notice to
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Executive, terminate Executive's employment, and Executive's rights to compensation and benefits hereunder, for Cause (as defined in this Section 5.3), except that Executive shall be entitled to any unpaid portion of his salary, accrued benefits up to the date of termination and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans or programs. "Cause" shall exist if Executive in any material respect neglects Executive's duties under this Agreement after written notice by Employer to Employee, commits an act of dishonesty or breach of trust, acts in a manner which is inimical or injurious to the business or interest of Employer in any material respect, breaches this Agreement in any material respect or is convicted of a felony.

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          5.4  Termination Without Cause.  Employer may, upon thirty (30) days
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prior written notice to Executive, terminate Executive's employment, and
Executive's rights to compensation and benefits hereunder, for any reason Employer deems appropriate, in which case Employer shall pay Executive, in accordance with Employer's normal payroll practices, six (6) months of Executive's Base Salary for the year in which such termination occurred.

          5.5  Termination Upon Relocation: Executive may, upon thirty (30) days
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prior written notice to Employer, resign his employment if Executive's principal place of employment is moved more than fifty (50) miles from King of Prussia, PA, in which case Employer shall pay Executive, in accordance with Employer's normal payroll practices, six (6) months of Executive's Base Salary for the year in which such resignation occurs.

          5.6  Procedure Upon Termination.  Upon termination of his employment,
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Executive shall promptly return to Employer all documents (including copies) and other materials and property of Employer, or pertaining to its business, including without limitation customer and prospect lists, contracts, files, manuals, letters, reports and records in his possession or control, no matter from whom or in what manner acquired.

     6.   Discoveries.   Executive shall communicate to Employer, in writing
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when requested, and preserve as confidential information of Employer, all inventions, marketing concepts, software ideas and other ideas or designs relating to the business of the Employer which are conceived, developed or made by Executive, whether alone or jointly with others, at any time during the term of Executive's employment with Employer, which relate to the business or operations of Employer or which relate to methods, designs, products or systems sold, leased, licensed or under development by Employer (such concepts, ideas and designs are referred to as "Executive's Discoveries"). All of Executive's Discoveries shall be Employer's exclusive property, and Executive shall, at Employer's expense, sign all documents and take such other actions as Employer may reasonably request to confirm its ownership thereof.

     7.   Nondisclosure.   At all times after the date of this Agreement, except
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with Employer's express prior written consent or in connection with the proper performance of services under this Agreement, Executive shall not, directly or indirectly, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct or details of the business of Employer, including, but not limited to, (i) marketing methods and strategies, pricing policies, product strategies and methods of operation, (ii) software source code, software design concepts (including visual expressions and system architecture), technical documentation and technical know-how, (iii) budget and other non-public financial information, and (iv) expansion plans, management policies and other business strategies and policies. For purposes of this Section 7, confidential information shall not include any information which is now known by the general public, which becomes known by the general public other than as a result of a breach of this Agreement by Executive or which is independently acquired by Executive.

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     8.   Non-Competition.   Executive acknowledges that Employer's business is
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highly competitive.   Accordingly, for a period of one (1) year after the date
of such termination, or, if Executive is terminated without Cause or Executive terminates his employment because Executive's principal place of employment is moved more than fifty (50) miles from King of Prussia, PA, for a period of six
(6) months after the date of such termination, except with Employer's express prior written consent, Executive shall not, directly or indirectly, in any capacity, for the benefit of any Person:

          (a) Communicate with or solicit any Person who is or during such period becomes an employee, consultant, agent or representative of Employer or any of its subsidiaries in any manner which interferes or might interfere with such Person's relationship with Employer or any such subsidiary, or in an effort to obtain any such employee, consultant, agent or representative as an employee, consultant, agent or representative of any other Person.

          (b) Establish, own, manage, operate or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, agent or representative of, or be a consultant to, any Person which conducts a business competitive with all or any material part of the Business.

     9.   Consideration and Enforcement of Covenants.   Executive expressly
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acknowledges that the covenants contained in Sections 6, 7 and 8 of this
Agreement ("Covenants") are a material part of the consideration bargained for by Employer and, without the agreement of Executive to be bound by the Covenants, Employer would not have agreed to enter into this Agreement. Executive acknowledges that any breach by Executive of any of the Covenants will result in irreparable injury to Employer for which money damages could not adequately compensate. If there is such a breach, Employer shall be entitled, in addition to all other rights and remedies which Employer may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Executive and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Executive or any such other Person may have against Employer shall not constitute a defense or bar to the enforcement of any of the Covenants. If Employer must resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form. The provisions of Sections 6, 7 and 8 shall survive the termination of this Agreement.

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     10.  Applicable Law.   This Agreement shall be governed by and construed in
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accordance with the substantive laws (and not the choice of laws rules) of the
Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely therein. Each of the parties irrevocably consents to service of process by certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance herewith. Each of the parties irrevocably consents to the jurisdiction of the state courts in Montgomery County, Pennsylvania and the federal courts in the Eastern District of Pennsylvania in any and all actions between the parties arising hereunder.

     11.  Notices.   All notices, consents or other communications required or
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permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three (3) business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four
(24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Either party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other party in accordance with this Section 11, provided that any such change of address notice shall not be effective unless and until received.

     12.  Prior Agreements.  Executive represents to Employer (i) that there are
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no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (ii) that Executive's execution of this Agreement and Executive's employment hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or which Executive is bound, and (iii) that Executive has full legal right and capacity to execute this Agreement and to enter into employment by Employer.
All prior employment agreements between Executive and Employer are hereby terminated as of the date hereof as fully performed on both sides.

     13.  Parties in Interest.   This Agreement is for the personal services of
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Executive and shall not be assignable by either party without the express prior written consent of the other party; provided, however, Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession had taken place; provided, further, that no such assumption or agreement to such successor shall relieve Employer of any of its obligations under this Agreement. Subject to the provisions of Section 5 and this Section 13, this Agreement shall inure to the benefit of and bind each of the parties hereto and the successors and assigns of Employer and the personal representatives, estate and heirs of

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Executive.

     14.  Entire Understanding.   This Agreement sets forth the entire
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understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous, oral or written, express or implied, agreements and understandings.

     15.  Amendment and Waiver.   This Agreement shall not be amended, modified
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or terminated unless in writing and signed by Executive and a duly authorized representative of Employer other than Executive. No waiver with respect to this Agreement shall be enforceable unless in writing and signed by the parties against which enforcement is sought (which, in the case of the Employer, must be a duly authorized representative of Employer other than Executive). Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     16.  Section Headings.   Any headings preceding the text of any of the
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Sections or Subsections of this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, meaning, or effect.

     17.  Definitions. As used herein, the term "Person" means any individual,
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sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government body, administrative agency, regulatory authority or other entity of any nature.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first stated above.


GLOBAL SPORTS, INC.


By: /s/ Michael P. Golden                         /s/ Steven C. Davis
    ---------------------                         -------------------
   Name: Michael P. Golden                        STEVEN C. DAVIS
   Title:  EVP of E-Commerce





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